UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2008

RASER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-32661

DELAWARE	87-0638510
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5152 North Edgewood Drive, Suite 375

Provo, Utah 84604

(Address of principal executive offices, including zip code)

(801) 765-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

As previously reported in a Current Report on Form 8-K filed on March 25, 2008, Raser Technologies, Inc. (“Raser”) agreed to sell $50 million aggregate principal amount of its 8.00% Convertible Senior Notes due 2013 (the “Notes”) pursuant to the terms of the Purchase Agreement, dated March 19, 2008, between Raser and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Initial Purchaser”). The net proceeds from the sale of the Notes, after deducting the Initial Purchaser’s discount of $2 million and the estimated offering expenses payable by Raser, were approximately $47.7 million. The closing of the sale of the Notes occurred on March 26, 2008.

In connection with the sale of the Notes, Raser entered into an Indenture, dated as of March 26, 2008, a copy of which is attached hereto as Exhibit 4.1 (the “Indenture”), with The Bank of New York, as trustee (the “Trustee”). The Indenture sets forth the rights and provisions governing the previously announced offering by Raser of $50 million aggregate principal amount of its 8.00% Convertible Senior Notes due 2013 (the “Notes”), which may be increased to $55 million in Notes if the Initial Purchaser’s overallotment option is exercised in full. Interest is payable on the Notes semiannually in arrears on April 1 and October 1 of each year, beginning on October 1, 2008.

The Notes will be convertible into shares of Raser’s common stock, at the option of the holder, at an initial conversion rate of 108.3658 shares per $1,000 principal amount of the Notes, which is equivalent to an initial conversion price of approximately $9.23 per share. The conversion rate is subject to adjustment. In particular, Note holders who convert their Notes in connection with certain fundamental changes may be entitled to a make whole premium in the form of additional shares of Raser’s common stock.

The Notes are senior unsecured obligations of Raser and rank equally in right of payment with all of Raser’s existing and future unsecured and unsubordinated indebtedness. The Notes will be effectively subordinated to all of Raser’s secured indebtedness to the extent of the value of Raser’s assets pledged as collateral for such indebtedness. The Notes will also be effectively subordinated to all liabilities of Raser’s subsidiaries. The terms of the Indenture do not limit Raser’s ability to incur additional debt.

In connection with the sale of the Notes, Raser entered into a Registration Rights Agreement, dated March 26, 2008, a copy of which is attached hereto as Exhibit 4.2 (the “Registration Rights Agreement”), with the Initial Purchaser of the Notes. Pursuant to the terms of the Registration Rights Agreement, Raser agreed, for the benefit of the holders of the Notes, at Raser’s cost, to file with the Securities and Exchange Commission within ninety (90) days after the date of the original issuance of the Notes and to use its commercially reasonable efforts to cause to become effective within 180 days after the original issuance of the Notes, a shelf registration statement with respect to the resale of the Notes and the shares of common stock issuable upon conversion of the Notes. Raser is obligated to use its commercially reasonable efforts to keep the registration statement effective until the earliest of the following: (i) the sale pursuant to the shelf registration statement of the Notes and all of the shares of common stock issuable upon conversion of the Notes, (ii) the date when the holders, other than holders that are Raser’s affiliates, of the Notes and the common stock issuable upon conversion of the Notes are able to sell all such securities immediately without restriction pursuant to Rule 144(b)(1)(i) of the Securities Act of 1933, as amended (the “Securities Act”), (iii) the date that is one year from the last date of issuance of the Notes, and (iv) the date on which there are no outstanding registrable securities.

Raser’s obligation to file a registration statement will be suspended during any period in which the Notes and the common stock issued or issuable upon conversion of the Notes held by Raser’s non-affiliates may be sold pursuant to Rule 144 under the Securities Act. Raser will be required to pay liquidated damages, subject to some limitations, to the holders of the Notes if Raser fails to comply with its obligations to register the Notes and the common stock issued or issuable upon conversion of the Notes, or if the registration statement does not become effective within the specified time periods.

In connection with the Indenture, Raser entered into a Pledge and Escrow Agreement, dated as of March 26, 2008, by and among Raser and The Bank of New York, in its capacity as escrow agent, and acknowledged by the Trustee, a copy of which is attached hereto as Exhibit 10.1 (the “Pledge and Escrow Agreement”). Under the terms of the Pledge and Escrow Agreement, approximately $7.9 million has been used to purchase a portfolio of government securities and deposited in an escrow account that will be pledged as security on the Notes and the Indenture. The Pledge and Escrow Agreement provides for the grant by Raser to the Trustee of security interests in the escrow account for the equal benefit of the holders of the Notes. The security interests will secure the payment and performance of Raser’s obligations under the Notes and the Indenture for two years. The escrow account will contain an amount of government securities with a value equal to the total aggregate amount of the first four scheduled interest payments on the Notes. Funds will be disbursed from the escrow account to pay interest on the Notes or, at Raser’s option, Raser may elect to make the interest payments from Raser’s available funds. If at any time the escrow account contains government securities and/or cash having an aggregate value in excess of the remaining interest payments on the Notes scheduled to occur on or prior to April 1, 2010, such excess government securities or funds may be released to Raser.

The above descriptions of the Indenture, the Registration Rights Agreement, and the Pledge and Escrow Agreement are qualified in their entirety by reference to the terms of the Indenture, the Registration Rights Agreement, and the Pledge and Escrow Agreement, attached hereto as Exhibits 4.1, 4.2 and 10.1 and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 1.01 and is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information required by Item 3.02 is contained in Item 1.01 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

4.1	Indenture, dated as of March 26, 2008, between Raser Technologies, Inc. and The Bank of New York.

4.2	Registration Rights Agreement, dated March 26, 2008, between Raser Technologies, Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.1	Pledge and Escrow Agreement, dated as of March 26, 2008, among Raser Technologies, Inc., The Bank of New York, as escrow agent, and The Bank of New York, as trustee.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer

Date: March 26, 2008